EXHIBIT 99.01

News Release Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
GAAP Diluted Net Income of $0.26 per Unit
Adjusted Diluted Net Income of $0.29 per Unit
Cash Distribution of $0.26 per Unit

New York, NY, May 2, 2012 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2012.

“As market conditions improved in the first quarter of 2012, so did our investment performance and operating results. Gross sales were up by double-digits both sequentially and year-over-year, assets under management grew as a result of both market appreciation and Retail net inflows, and we reduced expenses and improved our adjusted operating margin in the quarter,” said Peter S. Kraus, Chairman and Chief Executive Officer.

Financial Results	1Q 2012	4Q 2011	1Q 2012 vs 4Q 2011	1Q 2011	1Q 2012 vs 1Q 2011
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$682	$625	9%	$755	(10%)

Operating Income (Loss)	$101	$(540)	n/m	$138	(27%)

Operating Margin, excl. non-controlling interests	13.8%	n/m		19.4%

Adjusted basis: (1)

Net Revenues (2)	$562	$528	7%	$659	(15%)

Operating Income (3)	$101	$37	174%	$144	(30%)

Operating Margin	18.0%	7.0%		21.9%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income (Loss) per Unit	$0.26	$(1.97)	n/m	$0.42	(38%)

Distribution per Unit	$0.26	$0.12	117%	$0.42	(38%)

Adjusted Diluted Net Income per Unit (1)	$0.29	$0.07	314%	$0.41	(29%)

(1)See pages 8-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results

(2)Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agent).

(3)Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) deferred compensation charge, (3) real estate charges,(4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

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Kraus continued: “It is even clearer in a more rational operating environment that the long-term strategy we’re executing to deliver better investment returns, diversify and globalize our business, innovate for clients with new offerings and improve our operating structure is working. Most of our fixed income strategies continued to outperform, and in the quarter’s much stronger global equity markets, many of our equity strategies, including large-cap, outperformed as well. Reviving our Retail business with new offerings and a focus on thriving non-US markets continues to pay off: gross sales in the first quarter were our highest in four years, with all regions contributing to the increase. In Private Client, we’re once again innovating for clients with the new Strategic Equities strategy we’ve just introduced that, like Dynamic Asset Allocation, seeks to deliver more consistent returns over time. And we were able to regain multiple points of margin on an adjusted basis during the quarter, in part through ongoing firm-wide cost cutting efforts. While one quarter does not make a trend, we are encouraged by the results we have achieved under more favorable operating conditions so far in 2012 as we continue to pursue our long-term growth initiatives.”

The firm’s cash distribution per unit of $0.26 is payable on May 24, 2012, to holders of record of AllianceBernstein Holding Units at the close of business on May 11, 2012.

Market Performance

The global equity markets had a strong first quarter of 2012.  The S&P 500 returned 12.6% and the MSCI World’s total return was 11.5% for the first quarter. In fixed income, the Barclays U.S. Aggregate Index returned 0.3% during the quarter, and the Barclays Global Aggregate Index’s total return was 0.9%.

Assets Under Management ($ Billions)

Total assets under management as of March 31, 2012 were $419.1 billion, up 3.2% from December 31, 2011, and down $58.2 billion, or 12.2%, compared to March 31, 2011.

	Institutions	Retail	Private Client	Total
Assets Under Management 3/31/12	$222.3	$124.2	$72.6	$419.1
Net Flows for Three Months Ended 3/31/12	$(12.9)	$2.3	$(1.5)	$(12.1)

Total net outflows in both periods reflect outflows we sustained as a result of asset dispositions by the AXA Group. During 2011, AXA sold its Canadian and Australian businesses.  As a result of these sales we incurred $5.8 billion and $3.7 billion of outflows during the first quarter of 2012 and the fourth quarter of 2011, respectively. Net outflows in the Institutions channel were $12.9 billion, compared to net outflows of $7.9 billion in the fourth quarter of 2011.  Institutions gross sales decreased 38% sequentially during the first quarter of 2012, to $3.8 billion from the prior quarter’s $6.1 billion. The pipeline of awarded but unfunded institutional mandates increased from $4.3 billion to $6.6 billion at March 31, 2012, the result of several new and diverse mandates awarded during the first quarter. The Retail channel experienced first quarter 2012 net inflows of $2.3 billion, compared to prior quarter net outflows of $3.8 billion.  Retail gross sales increased 81% sequentially to $12.9 billion in the first quarter of 2012 from $7.1 billion in the fourth quarter of 2011.  In the Private Client channel, net outflows of $1.5 billion were flat versus the prior quarter. Gross sales of $1.4 billion in the first quarter of 2012 were down 15% from the prior quarter’s $1.7 billion.

First Quarter Financial Results: GAAP

Net revenues of $682 million declined 10% compared to the first quarter of 2011.  The most significant drivers of the decline were lower base fees and lower Bernstein Research revenues, partially offset by higher gains on deferred compensation, private equity venture fund and seed capital investments. Sequentially, net revenues increased 9%. The Company had current quarter gains compared to prior quarter losses on seed capital and private equity venture fund investments, which was the largest factor in the revenue increase. Bernstein Research Services revenues were also higher, as were base fees, primarily in Retail, and distribution revenues, notably from non-U.S. markets. Offsetting factors were lower performance fees and dividends and interest. Bernstein Research Services revenues declined 11% from the first quarter of 2011, but increased 16% from the fourth quarter of 2011, even as overall market volumes and volatility continued to decline.

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Operating expenses were $581 million for the first quarter, a year-over-year decrease of 6%, due to lower employee compensation and benefits and general and administrative expenses, partly offset by a real estate charge of $9.3 million recorded during the current quarter associated with consolidating and leasing space in New York City. Operating expenses decreased by 50% sequentially, largely driven by the absence of the one-time, non-cash deferred compensation charge the Company took in the fourth quarter of 2011. Within promotion and servicing, travel and entertainment costs were lower compared to the fourth quarter of 2011, and general and administrative expenses excluding real estate charges decreased 11% sequentially, primarily due to lower professional fees and the cash receipt of $6.5 million related to the finalization of a claims processing contingency originally recorded in 2006.

The Company reported operating income of $101 million and an operating margin of 13.8% for the first quarter of 2012, compared to operating income of $138 million and an operating margin of 19.4% for the first quarter of 2011.  Sequentially, the current quarter’s operating income compares to an operating loss of $540 million in the fourth quarter of 2011. The diluted net income per Unit for the first quarter of 2012 was $0.26 compared to $0.42 for the first quarter of 2011 and a diluted net loss per Unit of $(1.97) for the fourth quarter of 2011. The cash distribution per Unit for the publicly-traded partnership was $0.26 for the first quarter of 2012.

First Quarter Financial Results: As Adjusted

Adjusted net revenues of $562 million were down 15% compared to the first quarter of 2011 and up 7% sequentially.  The decrease from the first quarter of 2011 was due to lower base advisory fees on a lower asset base, as well as lower Bernstein Research Services revenues. The sequential increase was driven by higher Bernstein Research Services revenues, seed capital investment gains and base fees.

Adjusted operating income decreased 30% from the first quarter of 2011, to $101 million, and the adjusted operating margin decreased to 18.0% from 21.9%, due to lower revenues and an increase in the ratio of compensation expenses to revenues. On a sequential basis, adjusted operating income increased 174% from $37 million, and the adjusted operating margin increased from 7.0%, in both cases reflecting the benefits of improved market conditions from the fourth quarter of 2011 and ongoing expense reductions. Adjusted diluted net income per Unit for the publicly-traded partnership decreased to $0.29 from $0.41 in the first quarter of 2011 and increased from $0.07 sequentially.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the first quarter of 2012, AllianceBernstein purchased 4.5 million Holding Units for $66.9 million. These amounts reflect open-market purchases of 4.3 million Holding Units for $63.2 million, with the remainder primarily relating to employee tax withholding purchases, offset by Holding Units purchased by employees as part of a distribution reinvestment election.

First Quarter 2012 Earnings Conference Call Information

Management will review first quarter 2012 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Wednesday, May 2, 2012. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer and Edward J. Farrell, Interim Chief Financial Officer and Controller.

Parties may access the conference call by either webcast or telephone:

1.       To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

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2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 69710790.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of first quarter 2012 financial and operating results on May 2, 2012.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week.  To access the audio replay, please call (855) 859-2056 from the U.S., or outside the U.S. call (404) 537-3406, and provide the conference ID #: 69710790.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012.  Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our belief that in a more rational operating environment like the one we are currently experiencing, we are better able to execute on our long-term growth initiatives as a Company:  Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may adversely affect our results of operations.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
Our intention to continue to engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

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Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At March 31, 2012, AllianceBernstein Holding L.P. owned approximately 37.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.5% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  March 31, 2012

	Three Months Ended
$ thousands, unaudited	3/31/12	12/31/11	3/31/11
Revenues:
Base fees	$423,169	$415,907	$509,874
Performance fees	4,391	7,069	5,118
Bernstein research services	106,343	92,047	119,624
Distribution revenues	88,960	82,609	88,827
Dividend and interest income	4,406	6,523	5,092
Investment gains (losses)	30,958	(3,175)	976
Other revenues	24,285	24,402	26,855
Total revenues	682,512	625,382	756,366
Less: Interest expense	703	404	976
Net revenues	681,809	624,978	755,390
Expenses:
Employee compensation & benefits
Employee compensation & benefits	302,543	298,102	339,156
Deferred compensation charge	-	587,131	-
Promotion & servicing
Distribution-related payments	79,869	73,048	74,756
Amortization of deferred sales commissions	8,267	8,292	10,326
Other	49,734	52,917	53,687
General & administrative	124,910	139,567	132,891
Real estate charge	9,269	294	18
Interest on borrowings	833	630	686
Amortization of intangible assets	5,139	5,243	5,435
Total expenses	580,564	1,165,224	616,955

Operating income (loss)	101,245	(540,246)	138,435

Income taxes	6,703	(20,334)	10,009

Net income (loss)	94,542	(519,912)	128,426

Net income (loss) of consolidated entities attributable to non-controlling interests	7,264	(3,552)	(8,046)
Net Income (Loss) Attributable to AllianceBernstein Unitholders	$87,278	$(516,360)	$136,472

Operating margin(1)	13.8%	n/m	19.4%

(1) Operating income excluding net income (loss) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/12	12/31/11	3/31/11
Equity in Net Income (Loss) Attributable to AllianceBernstein Unitholders	$32,707	$(193,458)	$51,058
Income Taxes	6,008	6,005	7,378
Net Income (Loss)	26,699	(199,463)	43,680

Additional Equity in Earnings of Operating Partnership (1)	-	-	243
Net Income (Loss) - Diluted	$26,699	$(199,463)	$43,923
Diluted Net Income (Loss) per Unit	$0.26	$(1.97)	$0.42
Distribution per Unit	$0.26	$0.12	$0.42

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 3/31/12
	Units	Basic	Diluted
AllianceBernstein L.P.	277,832,238	277,846,070	277,846,070
AllianceBernstein Holding L.P.	105,173,342	101,766,569	101,766,569

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  March 31, 2012
($ billions)

Ending and Average	Three Months Ended
	3/31/12	3/31/11
Ending Assets Under Management	$419.1	$477.3
Average Assets Under Management	$417.4	$481.1

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$223.9	$112.6	$69.4	$405.9
Sales/New accounts	3.8	12.9	1.4	18.1
Redemptions/Terminations	(15.5)	(8.4)	(2.6)	(26.5)
Net Cash Flows	(1.2)	(2.2)	(0.3)	(3.7)
Net Flows	(12.9)	2.3	(1.5)	(12.1)
Investment Performance	11.3	9.3	4.7	25.3
End of Period	$222.3	$124.2	$72.6	$419.1

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other	(2)	Total
Beginning of Period	$80.8	$44.2	$217.6	$63.3		$405.9
Sales/New accounts	2.1	1.5	12.7	1.8		18.1
Redemptions/Terminations	(8.8)	(7.1)	(9.9)	(0.7)		(26.5)
Net Cash Flows	(2.2)	(1.1)	(0.4)	-		(3.7)
Net Flows	(8.9)	(6.7)	2.4	1.1		(12.1)
Investment Performance	9.8	6.4	4.0	5.1		25.3
End of Period(1)	$81.7	$43.9	$224.0	$69.5		$419.1

(1) Approximately $45 billion in Blend Strategies AUM are reported in their respective services.
(2) Includes index, structured, asset allocation services and other non-actively managed AUM.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$132.1	$77.1	$71.0	$280.2
Non-U.S. Clients	90.2	47.1	1.6	138.9
Total	$222.3	$124.2	$72.6	$419.1

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10

Net Revenues, GAAP basis	$681,809	$624,978	$641,529	$727,994	$755,390	$777,561
Exclude:
Deferred compensation-related investment (gains) losses	(15,570)	(9,386)	37,840	1,588	(9,740)	(16,677)
Deferred compensation-related dividends and interest	(380)	(2,226)	(982)	(524)	(632)	(3,963)
90% of consolidated venture capital fund investment (gains) losses	(7,686)	3,116	18,306	6,302	8,054	(7,570)
Distribution-related payments	(79,869)	(73,048)	(76,323)	(78,557)	(74,756)	(76,411)
Amortization of deferred sales commissions	(8,267)	(8,292)	(9,186)	(9,871)	(10,326)	(11,349)
Pass-through fees & expenses	(7,738)	(7,598)	(8,894)	(9,987)	(8,624)	(9,762)
Adjusted Net Revenues	$562,299	$527,544	$602,290	$636,945	$659,366	$651,829

Operating Income (Loss), GAAP basis	$101,245	$(540,246)	$77,716	$115,626	$138,435	$153,751
Exclude:
Deferred compensation-related investment (gains) losses	(15,570)	(9,386)	37,840	1,588	(9,740)	(16,677)
Deferred compensation-related dividends and interest	(380)	(2,226)	(982)	(524)	(632)	(3,963)
Deferred compensation-related mark-to-market vesting expense (credit)	14,009	(2,925)	(24,302)	908	6,894	7,358
Deferred compensation-related dividends and interest expense	152	806	1,572	1,196	1,480	6,317
Deferred compensation charge	-	587,131	-	-	-	-
Net impact of deferred compensation-related items	(1,789)	573,400	14,128	3,168	(1,998)	(6,965)
Real estate charges	9,269	294	6,905	18	18	116
Insurance proceeds	-	-	(10,691)	-	-	-
Sub-total of non-GAAP adjustments	7,480	573,694	10,342	3,186	(1,980)	(6,849)
Less: Net income (loss) of consolidated entities attributable to non-controlling interests	7,264	(3,552)	(18,445)	(6,756)	(8,046)	7,873
Adjusted Operating Income	$101,461	$37,000	$106,503	$125,568	$144,501	$139,029

Operating Margin, GAAP basis excl. non-controlling interests	13.8%	n/m	15.0%	16.8%	19.4%	18.8%

Adjusted Operating Margin	18.0%	7.0%	17.7%	19.7%	21.9%	21.3%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Net Income (Loss) - Diluted, GAAP basis	$26,699	$(199,463)	$27,003	$35,653	$43,923	$43,289
Impact on net income of AllianceBernstein non-GAAP adjustments	2,741	206,341	3,773	1,162	(722)	(2,451)
Adjusted Net Income - Diluted	$29,440	$6,878	$30,776	$36,815	$43,201	$40,838

Diluted Net Income (Loss) per Holding Unit, GAAP basis	$0.26	$(1.97)	$0.26	$0.34	$0.42	$0.42
Impact of AllianceBernstein non-GAAP adjustments	0.03	2.04	0.04	0.01	(0.01)	(0.02)
Adjusted Diluted Net Income per Holding Unit	$0.29	$0.07	$0.30	$0.35	$0.41	$0.40

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, essentially offset distribution revenues earned by the company.  We also excluded additional pass-through expenses we incur (primarily through our transfer agent) that are reimbursed and recorded as fees in revenues.  These fees have no impact on operating income, but they do have an impact on our operating margin.  As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) deferred compensation charge, (3) real estate charges, (4) insurance proceeds, and (5) the net loss or income of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet.  The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period.  U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense.  This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period.  Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset.  Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period.  The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments. In the fourth quarter of 2011, we implemented changes to our employee long-term incentive compensation award program. As a result, mark-to-market investment gains or losses recognized in compensation expense will closely approximate mark-to-market investment gains and losses recognized in revenues.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

In the third quarter of 2011, we received significant insurance proceeds from the settlement of a claim that are not considered part of our core operating results.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

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Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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